UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 27, 2010

Papa John's International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21660	61-1203323
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2002 Papa John's Boulevard Louisville, Kentucky	40299-2367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(502) 261-7272

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Co-CEOs.  On April 29, 2010, Papa John's International, Inc. (the "Company") announced that effective immediately, John H. Schnatter and Joseph Jude Thompson have been appointed to serve as co-Chief Executive Officers of the Company. Mr. Schnatter will also continue in his roles as Founder and Chairman of the Board of the Company, and Mr. Thompson will continue to serve as a Director of the Company.  A copy of the press release announcing these changes is attached hereto as Exhibit 99.1.

Mr. Schnatter, age 48, created the Papa John’s concept in 1984 and the first Papa John’s restaurant opened in 1985.  He previously served as Chief Executive Officer since April 2009, Interim Chief Executive Officer from December 2008 to April 2009, Executive Chairman of the Company from 2005 until May 2007, as Chairman of the Board and Chief Executive Officer from 1990 until 2005, and as President from 1985 to 1990 and from 2001 until 2005.

Mr. Thompson, age 48, has served on the Papa John’s Board of Directors since 2008 and was appointed President and Chief Operating Officer of Papa John's in April 2009. From 2006 to 2008, Mr. Thompson served as Senior Vice President of WellPoint, Inc. and President, Individual Business of Anthem Blue Cross and Blue Shield, a division of WellPoint.  Mr. Thompson previously held positions of increasing responsibility with Anthem Blue Cross and Blue Shield or its affiliates since 1989.

The terms of Mr. Schnatter's and Mr. Thompson's compensation for services as co-CEOs are being considered by the Compensation Committee and any changes from the current compensation will be disclosed in a report on Form 8-K once finalized.  The information required by Items 401(d) and 404(a) of Regulation S-K is included in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 22, 2010.

Departure of Named Executive Officer.  Effective April 29, 2010, William M. Mitchell, Papa John’s President, Global Operations, is leaving the Company to pursue other interests.  David Flanery, Papa John’s Senior Vice President and Chief Financial Officer, who previously led the International division, will lead the Company’s International division on an interim basis while the Company seeks a permanent replacement for this position.

Compensatory Arrangements of Certain Officers. On April 27, 2010, the Compensation Committee approved an Executive Equity Ownership Incentive program (“EEOI”) to motivate and retain its executives, and to further align their interests with the Company’s stockholders. Pursuant to the program, each share purchased by a Company executive under the Company’s 2008 Omnibus Incentive Plan (“Plan”) at full fair market value on the grant date of April 28, 2010 (“Match Eligible Shares”), will be matched with grants under the Plan of either five restricted shares, fifteen stock options, or a combination at the election of the executive.  The matching grants have a three-year cliff vest from the date of grant, provided that the Match Eligible Shares are held by the executive for the entire vesting period. Mr. Thompson, Mr. Flanery and Senior Vice President, Corporate Communications and General Counsel Chris Sternberg, each acquired 696 shares of the Company’s Common Stock under the EEOI for total payment by each executive to the Company of $18,973.  Each such officer elected to receive matching grants in the form of restricted stock, resulting in a grant of 3,480 restricted shares to each of them on April 28, 2010. Mr. Schnatter was not eligible to participate in the program.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on April 28, 2010. Matters submitted to stockholders at the meeting and the voting results thereof were as follows:

Election of Directors. The stockholders of the Company elected each of the director nominees proposed by the Company’s Board of Directors to serve until his successor is duly elected and qualified. The following is a breakdown of the voting results:

DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

Norborne P. Cole, Jr.	24,061,451	237,354	7,420	1,273,962
William M. Street	24,060,753	237,852	7,620	1,273,962

Appointment of Ernst & Young LLP as Independent Auditor. The stockholders of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent auditor. The following is a breakdown of the voting results:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

25,518,122	52,666	9,399	0

Item 7.01.  Regulation FD Disclosure.

The Company issued a press release on April 29, 2010 announcing the co-CEO appointments of Messrs. Schnatter and Thompson. A copy of the press release is attached as Exhibit 99.1 hereto.

The information in the press release is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibit 99.1, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Papa John’s International, Inc. press release dated April 29, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Papa John's International, Inc.
(Registrant)

Date: April 30, 2010	/s/ J. David Flanery
J. David Flanery Senior Vice President and Chief Financial Officer